                                                                       EXHIBIT 7


BANK ONE, NA                                               Call Date:12/31/2000        State #:                       FFIEC 031
100 EAST BROAD STREET, OH1-1066                            Vendor ID:D                  Cert #:             06559     RC-1
COLUMBUS, OH 43271                                         Transit #:04400037
                                                                                                                      ---------
Transmitted to EDS as 0113747 on 01/30/01 at 17:02:43 CST                                                                11
                                                                                                                      ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                         C400
                                                                                       Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):                      RCFD
                                                                                                       -----------
   a. Noninterest-bearing balances and currency and coin(1)______________________________________0081   1,331,897 1.a
                                                                                                       -----------
   b. Interest-bearing balances(2)_______________________________________________________________0071       7,297 1.b
                                                                                                       -----------
2. Securities:
   a. Held-to-maturity securities (from Schedule RC-B, column A)_________________________________1754           0 2.a
   b. Available-for-sale securities (from Schedule RC-B, column D)_______________________________1773   5,586,276 2.b
3. Federal funds sold and securities purchased under agreements to resell                        1350     339,328 3
4. Loans and lease financing receivables:                                     RCFD
                                                                                    ------------
   a. Loans and leases, net of unearned income (from Schedule RC-C)___________2122   28,278,933                   4.a
                                                                                    ------------
   b. LESS: Allowance for loan and lease losses_______________________________3123      396,633                   4.b
                                                                                    ------------
   c. LESS: Allocated transfer risk reserve___________________________________3128            0                   4.c
                                                                                    ------------ RCFD
   d. Loans and leases, net of unearned income,                                                        -----------
      allowance, and reserve (item 4.a minus 4.b and 4.c)________________________________________2125  27,882,300 4.d
                                                                                                       -----------
5. Trading assets (from Schedule RC-D)___________________________________________________________3545       1,150 5.
                                                                                                       -----------
6. Premises and fixed assets (including capitalized leases)______________________________________2145     357,847 6.
                                                                                                       -----------
7. Other real estate owned (from Schedule RC-M)__________________________________________________2150      19,596 7.
                                                                                                       -----------
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)      2130     504,105 8.
                                                                                                       -----------
9. Customers' liability to this bank on acceptances outstanding__________________________________2155           0 9.
                                                                                                       -----------
10. Intangible assets (from Schedule RC-M)_______________________________________________________2143      70,910 10.
                                                                                                       -----------
11. Other assets (from Schedule RC-F)____________________________________________________________2160   2,616,192 11.
                                                                                                       -----------
12. Total assets (sum of items 1 through 11)_____________________________________________________2170  38,716,898 12
                                                                                                       -----------

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

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

BANK ONE, NA                                               Call Date:12/31/2000        State #:                       FFIEC 031
100 EAST BROAD STREET, OH1-1066                            Vendor ID:D                  Cert #:             06559     RC-2
COLUMBUS, OH 43271                                         Transit #:04400037
                                                                                                                      ---------
Transmitted to EDS as 0113747 on 01/30/01 at 17:02:43 CST                                                                12
                                                                                                                      ---------

SCHEDULE RC - BALANCE SHEET

                                                                                                    Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:                                                                                    RCON
   a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,                        -----------
      part I)_________________________________________________________________RCON               2200  14,851,806 13.a
                                                                                                       -----------
                                                                                    ------------
(1) Noninterest-bearing (1)___________________________________________________6631    4,387,478                   13.a.1
                                                                                    ------------
(2) Interest-bearing__________________________________________________________6636   10,464,328                   13.a.2
                                                                                    ------------ RCFN
   b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E,               -----------
      part II)________________________________________________________________RCFN       _       2200           0 13.b
                                                                                                       -----------
                                                                                    ------------
(1) Noninterest-bearing_______________________________________________________6631            0                   13.b1
                                                                                    ------------
(2) Interest-bearing__________________________________________________________6636            0  RCFD             13.b2
                                                                                    ------------
                                                                                                       -----------
14. Federal funds purchased and securities sold under agreements to repurchase___________________2800   6,790,619 14
                                                                                                       -----------
                                                                                                 RCON
                                                                                                       -----------
15. a. Demand notes issued to the U.S. Treasury__________________________________________________2840       1,570 15.a
                                                                                                       -----------
                                                                                                 RCFD
                                                                                                       -----------
b. Trading liabilities (from Schedule RC-D)______________________________________________________3548      10,068 15.b
                                                                                                       -----------
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
                                                                                                       -----------
    a. With a remaining maturity of one year or less_____________________________________________2332  10,286,376 16.a
                                                                                                       -----------
    b. With a remaining maturity of more than one year through three years_______________________A547   1,197,501 16.b
                                                                                                       -----------
    c. With a remaining maturity of more than three years________________________________________A548      51,595 16.c
                                                                                                       -----------
17. Not applicable
                                                                                                       -----------
18. Bank's liability on acceptances executed and outstanding_____________________________________2920           0 18
                                                                                                       -----------
19. Subordinated notes and debentures(2)_________________________________________________________3200   1,460,000 19
                                                                                                       -----------
20. Other liabilities (from Schedule RC-G)_______________________________________________________2930   1,425,106 20
                                                                                                       -----------
21. Total liabilities (sum of items 13 through 20)_______________________________________________2948  36,074,641 21
                                                                                                       -----------
22. Not applicable
EQUITY CAPITAL
                                                                                                       -----------
23. Perpetual preferred stock and related surplus________________________________________________3838           0 23
                                                                                                       -----------
24. Common stock_________________________________________________________________________________3230     127,044 24
                                                                                                       -----------
25. Surplus (exclude all surplus related to preferred stock)_____________________________________3839   1,837,177 25
                                                                                                       -----------
26. a. Undivided profits and capital reserves____________________________________________________3632     670,750 26.a
                                                                                                       -----------
    b. Net unrealized holding gains (losses) on available-for-sale securities____________________8434       7,286 26.b
                                                                                                       -----------
    c. Accumulated net gains (losses) on cash flow hedges________________________________________4336           0 26.c
                                                                                                       -----------
27. Cumulative foreign currency translation adjustments__________________________________________3284           0 27
                                                                                                       -----------
28. Total equity capital (sum of items 23 through 27)____________________________________________3210   2,642,257 28
                                                                                                       -----------
29. Total liabilities and equity capital (sum of items 21 and 28)________________________________3300  38,716,898 29
                                                                                                       -----------
MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
1. Indicate in the box at the right the number of the statement below that best describes the
most comprehensive level of auditing work performed for the bank by independent external         RCFD    NUMBER
                                                                                                       -----------
auditors as of any date during 1999______________________________________________________________6724         N/A M. 1
                                                                                                       -----------

                                                                                                       -----------

1 = Independent audit of the bank conducted in accordance               4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified               external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank               authority)
2 = Independent audit of the bank's parent holding company              5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing                auditors
    standards by a certified public accounting firm which               6 = Compifinancial statements by
    submits a report on the consolidated holding company (but               external auditors
    not on the bank separately)                                         7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance          8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state chartering authority)
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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.